Exhibit 99.1

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 1 of 8

Strong Global Entertainment Reports Second Quarter 2023 Operating Results

Charlotte, N.C., – August 10, 2023 – Strong Global Entertainment, Inc. (NYSE American: SGE) (the “Company” or “Strong”) today announced operating results for the second quarter ended June 30, 2023.

Operational Highlights

•	The Company completed its initial public offering and began trading on the NYSE American in May 2023.

•	Revenue and Adjusted EBITDA more than doubled for the quarter with increased demand from our cinema customers and our first significant sale of IP at Strong Studios.

•	Added new customer relationships, including preferred screen partnership with Kinepolis, the Company’s first major European addition, and an exclusive service partnership with U.S.-based MJR Theatres.

•	Expanded service team to support increasing demand for laser projection upgrades.

•	Strong Studios completed the sale of a portion of the intellectual property for one of its projects, resulting in initial revenue of $6.4 million.

Mark Roberson, the Company’s Chief Executive Officer, commented, “This quarter demonstrated significant growth across our business and the advancement of key strategic initiatives that should drive long-term value for shareholders. The spin-out and initial public offering was a huge accomplishment for the team, and we are excited to now be operating as a separate public company. Business continued to strengthen as demand for laser upgrades increased and we continued to expand our market share. The recent record-breaking box office performances demonstrate the strength of the premium cinema market and laser projection and other enhancements to the viewing experience continue to drive exhibitor demand. We also continue to drive growth in our non-cinema screen business, and recently secured a new seven-figure immersive project that we expect to deliver in the second half of this year.”

Mr. Roberson continued, “Last year we launched our Strong Studios division to leverage the strength of our cinema business with the development of original feature films and television series. During the quarter, Strong Studios generated revenue of over $6 million, which we view as a noteworthy validation of our long-term strategy to create and market original entertainment vehicles. We are encouraged by the division’s progress and multiple projects in the pipeline.”

Kyle Cerminara, the Company’s Chairman of the Board, commented, “We are very excited to see Strong Global Entertainment operating as a stand-alone public company. Strong is an industry leader in the cinema business and has the opportunity to grow into a much larger entertainment company creating meaningful value for our shareholders.”

Second Quarter 2023 Financial Review (Compared to Second Quarter 2022)

•	Revenue grew 102% to $17.8 million compared to $8.8 million in the second quarter of 2022. Revenues from screen systems and cinema services grew 24% and 42% respectively, as the demand from our cinema customers continued to strengthen. The Company has been increasing the scope of our services and added resources to better support its customers and to increase market share in cinema services. Revenue from installation services more than doubling during the quarter and the Strong Studios division realized $6.4 million in revenue from the sale of an ownership stake in one of its projects.

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 2 of 8

•	Gross profit increased to $7.2 million, or 40.4% of revenues, compared to $2.1 million, or 23.8% of revenue in the second quarter of 2022. Gross profit from service revenue was $5.1 million or 54.1% of revenues for the second quarter of 2023 compared to $0.3 million or 11.7% of revenues for the second quarter of 2022. Gross profit percentage increased from the prior year primarily due to the sale of intellectual property in one of the Company’s projects, as well as slightly higher overall gross margin from cinema services. Strong expects margins on installation services to continue to improve as the Company continues to onboard and utilize its internal installation team.

•	Income from operations was $0.2 million compared to a loss from operations $0.1 million in the second quarter of 2022, due to the sale of an ownership stake in one of Strong Studio’s projects, partially offset non-recurring transaction-related expenses recognized in the current quarter. Excluding non-recurring transaction related expenses, income from operations during the second quarter of 2022 was $1.3 million.

•	Net loss was $0.4 million, or $0.06 per basic and diluted share, as compared to breakeven in the prior year. The increase in net loss was primarily due to the transaction-related expenses and unfavorable foreign exchange fluctuations.

•	Adjusted EBITDA improved to $3.5 million as compared to $0.1 million in the prior year.

Conference Call

A conference call to discuss the Company’s 2023 second quarter financial results will be held on Thursday, August 10, 2023 at 4:30 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website or use the following link: SGE Webcast Link. To access the conference call by phone, dial (888) 506-0062 (domestic) or (973) 528-0011 (international) and use participant code 410426. Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website.

About Strong Global Entertainment, Inc.

Strong Global Entertainment, Inc. is a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 90 years. The Company manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues. In addition to traditional projection screens, the Company manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications. It also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States. The Company also owns Strong Studios, Inc., which develops and produces original feature films and television series.

About FG Group Holdings Inc.

FG Group Holdings Inc. (NYSE American: FGH) is a diversified holding company with operations and investments across a broad range of industries. FG Group Holdings Inc. The Company has a majority ownership in Strong Global Entertainment, (NYSE American: SGE), which includes STRONG/MDI Screen Systems (www.strongmdi.com), the leading premium screen and projection coatings supplier in the world and Strong Technical Services (www.strong-tech.com), which provides comprehensive managed service offerings with 24/7/365 support nationwide to ensure solution uptime and availability. FG Group Holdings Inc. also holds equity stakes in GreenFirst Forest Products Inc., Firefly Systems, Inc., and FG Financial Group, Inc., as well as real estate through its Digital Ignition operating business.

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 3 of 8

About Fundamental Global®

Fundamental Global® is a private partnership focused on long-term strategic holdings. Fundamental Global® was co-founded by former T. Rowe Price, Point72 and Tiger Cub portfolio manager Kyle Cerminara and former Chairman and CEO of TD Ameritrade, Joe Moglia. Its current holdings include FG Financial Group Inc., FG Group Holdings Inc., BK Technologies Corp., GreenFirst Forest Products, Inc., FG Merger Corp., FG Acquisition Corp., OppFi Inc., Hagerty Inc., and FG Communities, Inc.

The FG® logo is a registered trademark of Fundamental Global®.

Use of Non-GAAP Measures

Strong Global Entertainment, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 4 of 8

Forward-Looking Statements

In addition to the historical information included herein, this press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the public offering filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Relations Contacts:

Mark Roberson

Strong Global Entertainment, Inc. - Chief Executive Officer

(704) 471-6784

IR@strong-entertainment.com

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

sge@imsinvestorrelations.com

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 5 of 8

Strong Global Entertainment, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$4,371	$3,615
Accounts receivable, net	6,377	6,148
Inventories, net	3,125	3,389
Other current assets	11,813	4,547
Total current assets	25,686	17,699
Property, plant and equipment, net	1,655	4,607
Operating lease right-of-use assets	4,761	237
Finance lease right-of-use asset	853	606
Film and television programming rights, net	7,691	1,501
Intangible assets, net	2	6
Goodwill	902	882
Total assets	$41,550	$25,538

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$3,232	$4,106
Accrued expenses	7,327	4,486
Payable to FG Group Holdings Inc.	2,264	1,861
Short-term debt	12,219	2,510
Current portion of long-term debt	37	36
Current portion of operating lease obligations	326	64
Current portion of finance lease obligations	166	105
Deferred revenue and customer deposits	1,140	1,769
Total current liabilities	26,711	14,937
Operating lease obligations, net of current portion	4,545	234
Finance lease obligations, net of current portion	690	502
Long-term debt, net of current portion	107	126
Deferred income taxes	-	529
Other long-term liabilities	625	6
Total liabilities	32,678	16,334

Equity:
Common stock	-	-
Additional paid-in-capital	14,989	-
Accumulated deficit	(841)	-
Accumulated other comprehensive loss	(5,276)	(5,024)
Net parent investment	-	14,228
Total equity	8,872	9,204
Total liabilities and equity	$41,550	$25,538

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 6 of 8

Strong Global Entertainment, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net product sales	$8,411	$6,683	$15,615	$14,386
Net service revenues	9,428	2,140	12,175	4,157
Total net revenues	17,839	8,823	27,790	18,543
Total cost of products	6,305	4,834	11,770	10,692
Total cost of services	4,325	1,890	6,490	3,547
Total cost of revenues	10,630	6,724	18,260	14,239
Gross profit	7,209	2,099	9,530	4,304
Selling and administrative expenses:
Selling	618	684	1,151	1,225
Administrative	6,414	1,475	7,845	2,770
Total selling and administrative expenses	7,032	2,159	8,996	3,995
Gain on disposal of assets	-	-	1	-
Income (loss) from operations	177	(60)	535	309
Other (expense) income:
Interest expense, net	(62)	(27)	(118)	(51)
Foreign currency transaction (loss) gain	(426)	206	(309)	128
Other income, net	(15)	3	(4)	4
Total other (expense) income	(503)	182	(431)	81
(Loss) income before income taxes	(326)	122	104	390
Income tax expense	(90)	(109)	(144)	(184)
Net (loss) income	$(416)	$13	$(40)	$206

Net income per share
Basic	$(0.06)	$0.00	$(0.01)	$0.03
Diluted	$(0.06)	$0.00	$(0.01)	$0.03

Weighted-average shares used in computing net loss per share:
Basic	6,553	6,000	6,278	6,000
Diluted	6,553	6,000	6,278	6,000

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 7 of 8

Strong Global Entertainment, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net (loss) income	$(40)	$206
Adjustments to reconcile net income to net cash used in operating activities:
(Recovery of) provision for doubtful accounts	(3)	3
Provision for obsolete inventory	29	6
Provision for warranty	73	15
Depreciation and amortization	2,309	367
Amortization and accretion of operating leases	32	36
Deferred income taxes	(763)	(48)
Stock-based compensation expense	766	72
Changes in operating assets and liabilities:
Accounts receivable	(213)	(1,100)
Inventories	286	(602)
Current income taxes	38	417
Other assets	(8,542)	1,330
Accounts payable and accrued expenses	6,116	(2,622)
Deferred revenue and customer deposits	(636)	(71)
Operating lease obligations	(38)	(31)
Net cash used in operating activities	(586)	(2,022)

Cash flows from investing activities:
Capital expenditures	(316)	(179)
Acquisition of programming rights	(86)	(337)
Net cash used in investing activities	(402)	(516)

Cash flows from financing activities:
Principal payments on short-term debt	(282)	(156)
Principal payments on long-term debt	(18)	(11)
Borrowings under credit facility	4,344	-
Repayments under credit facility	(2,132)	-
Payments on finance lease obligations	(60)	-
Proceeds from initial public offering	2,411	-
Payments of withholding taxes for net share settlement of equity awards	(104)	-
Net cash transferred (to) from parent	(2,283)	1,065
Net cash provided by (used in) financing activities	1,876	898

Effect of exchange rate changes on cash and cash equivalents	(132)	112
Net increase (decrease) in cash and cash equivalents	756	(1,528)
Cash and cash equivalents at beginning of period	3,615	4,494
Cash and cash equivalents at end of period	$4,371	$2,966

Strong Global Entertainment, Inc. – Fiscal Year 2023 Second Quarter 2023 Results	Page 8 of 8

Strong Global Entertainment, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net (loss) income	$(416)	$13	$(40)	$206
Interest expense, net	62	27	118	51
Income tax expense	90	109	144	184
Depreciation and amortization	2,130	154	2,309	367
EBITDA	1,866	303	2,531	808
Stock-based compensation expense	748	33	766	72
IPO related expenses	475	-	475	-
Foreign currency transaction loss (gain)	426	(206)	309	(128)
Adjusted EBITDA	$3,515	$130	$4,081	$752